EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT
We consent to the incorporation by reference in Registration Statement No. 333-192460 on Form S-8, and Registration No. 333-205492 on Form S-3, of LGI Homes, Inc. our reports dated March 31, 2014 for the following entities:
LGI-GTIS Holdings, LLC and Subsidiaries;
LGI-GTIS Holdings II, LLC and Subsidiaries;
LGI-GTIS Holdings III, LLC and Subsidiaries; and
LGI-GTIS Holdings IV, LLC and Subsidiaries
appearing in this Form 10-K of LGI Homes, Inc.

/s/ Armanino LLP
San Ramon, CA
March 9, 2016